[Logo] EXPLORATION
DRILLING
INTERNATIONAL

Addendum to the loan agreement dated 08/06/2005

LOAN AGREEMENT

between

Mr. Günter Thiemann
Käthe-Kollwitz-Strasse 23
33428 Harsewinkel

- in the following referred to as lender -

and

EDI Exploration Drilling International GmbH
represented by the Managing director
Rainer Rotthäuser
Goethestrasse 59, 45721 Haltern am See

- in the following referred to as borrower -

The loan agreement, to which this addendum applies, is changed, effective immediately, in § 2 paragraph 1 and as follows:

§ 2 Interest, term and repayment of loan

(1)	The annual interest payable on the loan shall be 6.0%.

All of the other provisions of the agreement remain unchanged and valid.

Haltern, on 01/07/2006

Signature	Signature

Günter Thiemann	EDI Exploration Drilling International Rotthäuser
- Lender -	Managing director, Rainer Rotthäuser
- Borrower -

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